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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228450

PROSPECTUS

PLUG POWER INC.

21,212,123 Shares of Common Stock

        This prospectus relates to the potential resale from time to time by the selling stockholders identified in this prospectus of some or all of the 21,212,123 shares of our common stock, par value $0.01 per share, or the securities, issuable upon conversion of our outstanding Series E Convertible Preferred Stock. The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling stockholders.

        We will receive no proceeds from any resale of the shares of common stock by the selling stockholders, but we have agreed to pay certain registration expenses.

        Each selling stockholder identified in this prospectus (which includes the selling stockholder's pledgees, donees, transferees, or other successors in interest) may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. See the section entitled "Plan of Distribution" for more information about how the selling stockholders will sell the shares of common stock being registered pursuant to this prospectus.

        Our common stock is traded on the NASDAQ Capital Market under the symbol "PLUG." On November 23, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.71 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the SEC. Under this shelf registration, the selling stockholders may from time to time sell the shares of our common stock described in this prospectus in one or more offerings. When a selling stockholder elects to make an offer of common stock pursuant to this registration statement, a prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Any required prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "Plug Power," "we," "us," "our," "the Company" or similar references refer to Plug Power Inc. and its subsidiaries; and the term "securities" refers to the shares of our common stock offered by this prospectus, any applicable prospectus supplement and any related free writing prospectus. This prospectus, any applicable prospectus supplement and any related free writing prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are a public company and file proxy statements, annual reports, quarterly reports and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 12, 2018, including items required by Part III of Form 10-K incorporated by reference from our definitive proxy statement on Schedule 14A, filed on March 30, 2018;

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  our Quarterly Reports on Form 10-Q for the period ended March 31, 2018, filed on May 10, 2018, for the period ended June 30, 2018, filed on August 9, 2018, and for the period ended September 30, 2018, filed on November 9, 2018;

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  our Current Reports on Form 8-K filed on March 23, 2018, March 28, 2018, May 22, 2018, May 29, 2018, June 29, 2018, August 30, 2018 and November 2, 2018; and

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  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed on May 6, 2011, the Amendment No. 2 to Form 8-A filed on March 19, 2012, the Amendment No. 3 to Form 8-A filed on March 26, 2012, the Amendment No. 4 to Form 8-A filed on February 13, 2013, the Amendment No. 5 to Form 8-A filed on May 20, 2013, the Amendment No. 6 to Form 8-A filed on December 19, 2016, the Amendment No. 7 to Form 8-A filed on December 21, 2016, the Amendment No. 8 to Form 8-A filed on April 5, 2017 and the Amendment No. 9 to Form 8-A filed on July 21, 2017, including any further amendments thereto or reports filed for the purposes of updating the description of our common stock.

        We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the selling stockholders have sold all of the shares covered by this prospectus or the sale of shares by the selling stockholders pursuant to this prospectus has been terminated, except any future report or other document or portion thereof that is not deemed filed under such provisions.

        You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.plugpower.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement and should not be relied upon.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Plug Power Inc., 968 Albany-Shaker Road, Latham, New York, 12110, or by calling (518) 782-7700.

 ADDITIONAL INFORMATION

        Reclassifications are made, whenever necessary, to prior period financial statements to conform to the current period presentation. As disclosed in note 2 to the unaudited interim consolidated financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018, the provision for common stock warrants presented historically as one line item on the consolidated statements of operations has been allocated to each of the relevant revenue line items. This reclassification does not have an impact on gross profit (loss) or net loss within the consolidated statements of operations or major categories within the consolidated statements of cash flows for any periods and will be reflected in the comparable period financial statements when the Company files its 2018 Form 10-K and Form 10-Q for the first and second quarter of 2019.

        Additionally, as also disclosed in note 2 to the unaudited interim consolidated financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018, it was determined that the presentation in our consolidated statements of operations of certain service arrangements and the amortization of the associated finance obligations had not been appropriately accounted for resulting in an overstatement of our revenue and cost of revenue. This presentation resulted in a gross up of these line items and had no impact on our gross profit (loss) or net loss. The Company has corrected presentation of unaudited 2017 interim financial statements in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018 to be consistent with the current period presentation and will correct the presentation of comparable period financial statements when the Company files its 2018 Form 10-K and Form 10-Q for the first and second quarter of 2019. The amount to be reclassified from revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for the three month periods ended March 31, 2018 and June 30, 2018 and for the six month period ended June 30, 2018 is $0.8 million, $0.8 million and $1.6 million, respectively. The amount to be reclassified from revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for the three month periods ended March 31, 2017 and June 30, 2017 and the six month period ended June 30, 2017 is $0.8 million, $0.8 million and $1.6 million, respectively. The amount to be reclassified from cost of revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for the three month periods ended March 31, 2018 and June 30, 2018 and the six month period ended June 30, 2018 is $1.1 million, $1.0 million and $2.1 million, respectively. The amount to be reclassified from cost of revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for the three month periods ended March 31, 2017 and June 30, 2017 and six month period ended June 30, 2017 is $0.9 million, $0.6 million and $1.5 million, respectively. The amounts to be reclassified from revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for years ended December 31, 2017 and 2016 are $3.1 million and $3.1 million, respectively. The amount to be reclassified from cost of revenue on service performed on fuel cell systems and related infrastructure to cost of revenue on PPAs for the years ended December 31, 2017 and 2016 is $3.8 million and $3.6 million, respectively. The Company does not consider the impact of the prior period correction to be material to the prior period consolidated financial statements.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018, each of which is incorporated by reference in this prospectus, together with other information contained in this prospectus, and the information and documents incorporated by reference in this prospectus, any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and the trading price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and anticipate continuing to incur losses; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; the ability to achieve the forecasted gross margin on the sale of our products and services; the volatility of our stock price; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; the risk of potential losses related to any product liability claims or contract disputes; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for our products; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risks related to the use of flammable fuels in our products; our ability to protect our intellectual property; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; market acceptance of our products and services, including GenDrive units; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; the risk of loss related to our inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks associated with potential future acquisitions; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed under "Risk Factors" above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. Readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

ABOUT THE COMPANY

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen and fuel cell systems used primarily for the electric mobility and stationary power markets. As part of the global drive to electrification, we have recently leveraged product proven in the material handling vehicle space to enter new, adjacent, electric vehicle markets, specifically electric delivery vans.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, propane, methanol, ethanol, gasoline or biofuels. We develop complete hydrogen generation, delivery, storage and refueling solutions for customer locations. Currently, we obtain the majority of our hydrogen by purchasing it from fuel suppliers for resale to customers.

        In our core business, we provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in electric material handling vehicles and industrial trucks for some of the world's largest retail-distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (electric forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

        Our current products and services include:

    GenDrive: GenDrive is our hydrogen fueled PEM fuel cell system providing power to material handling electric vehicles, including class 1, 2, 3 and 6 electric forklifts and ground support equipment.

    GenFuel: GenFuel is our hydrogen fueling delivery, generation, storage and dispensing systems.

    GenCare: GenCare is our ongoing 'internet of things'-based maintenance and on-site service program for GenDrive fuel cells, GenSure products, GenFuel products and ProGen engines.

    GenSure: GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors.

    GenKey: GenKey is our turn-key solution combining either GenDrive or GenSure power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.

    ProGen: ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers and their dealer networks. We manufacture our commercially-viable products in Latham, NY.

        We were organized in the State of Delaware on June 27, 1997.

        Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. Information on our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

ABOUT THE OFFERING

        This prospectus relates to the potential resale from time to time by the selling stockholders identified in this prospectus of some or all of the 21,212,123 shares of our common stock, par value $0.01 per share, issuable upon conversion of outstanding shares of Series E Convertible Preferred Stock. We agreed to file a registration statement to register the resale of such shares of common stock in connection with our issuance of the shares of Series E Convertible Preferred Stock. See "Use of Proceeds," "Selling Stockholders" and "Plan of Distribution" for additional information concerning this offering.

USE OF PROCEEDS

        This prospectus relates to the shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

        On November 2, 2018, we entered into that certain Registration Rights Agreement with Tech Opportunities LLC and CVI Investments, Inc., pursuant to which we agreed, among other things, to (i) file as soon as practicable a registration statement with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock and (ii) use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable. The registration statement of which this prospectus forms a part is being filed to satisfy our obligations under the Registration Rights Agreement.

        When we refer to the "selling stockholders" in this prospectus, we mean the stockholders listed in the table below and its pledgees, donees, transferees or other successors in interest.

        The following table sets forth:

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  the number of shares of common stock beneficially owned by the selling stockholders prior to the sale of the shares of common stock covered by this prospectus;

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  the number of shares of common stock that may be offered for sale by the selling stockholders pursuant to this prospectus;

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  the number of shares of common stock to be beneficially owned by the selling stockholders following the sale of any shares of common stock covered by this prospectus; and

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  the percentage of our issued and outstanding shares of common stock beneficially owned by the selling stockholders prior to and following the sale of all shares of common stock covered by this prospectus.

        All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of November 16, 2018.

        Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them.

        Because the selling stockholders are not obligated to sell the shares of common stock, we cannot estimate the amount of the shares of common stock that the selling stockholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of common stock that may be offered for sale pursuant to this prospectus.

	Shares Beneficially Owned Before the Offering(1)			Shares Beneficially Owned After the Offering
			Number of Shares that May Be Offered Hereby(2)
Name and Address of Selling Stockholder	Number	Percentage		Number	Percentage
Tech Opportunities LLC(3)	12,926,508	5.496%	7,575,758	5,350,750	2.113%
777 Third Avenue, 30th Floor New York, NY 10017
CVI Investments, Inc.(4)	7,575,758	3.048%	7,575,758	0	0%
c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111

*
Less than 1%.

(1)
The shares beneficially owned by Tech Opportunities LLC includes (i) 5,250,750 shares of our common stock issuable upon exercise of a warrant held by Hudson Bay Master Fund Ltd., the Investment Manager of Tech Opportunities LLC, acquired from the Company in a private placement in April 2017, (ii) 7,575,758 shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock held by Tech Opportunities LLC and (iii) 100 shares of common stock acquired by Hudson Bay Master Fund Ltd. in the open market. The shares beneficially owned by CVI Investments, Inc. includes 7,575,758 shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock held by CVI Investments, Inc.

(2)
The securities registered hereunder consist of the shares of our common stock issuable upon conversion of the Series E Convertible Preferred Stock held by the selling stockholders. No other shares of common stock, including, without limitation, shares of common stock acquired in the open market are being offered under this prospectus.

(3)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership of these securities.

(4)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc., has voting and investment power over these securities. Martin Kobinger, in his capacity of as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. Mr. Kobinger disclaims beneficial ownership of these securities.

PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers, or agents the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

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  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales made after the date the registration statement is declared effective by the SEC;

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  broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the Series E Convertible Preferred Stock or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $79,680, including, without limitation, SEC filing fees; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

        We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

        We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

        To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby.

 DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock and/or preferred stock should refer to our amended or restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, our amended and restated bylaws, which we refer to herein as our bylaws, and our shareholder rights agreement with respect to our preferred share purchase rights, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 16, 2018, there were 233,386,094 shares of our common stock outstanding, 2,620 shares of our Series C Redeemable Convertible Preferred Stock ("Series C Preferred Stock") outstanding, and 35,000 shares of our Series E Convertible Preferred Stock ("Series E Preferred Stock") outstanding.

        The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock (including the Series C Preferred Stock and Series E Preferred Stock), the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock (including the Series C Preferred Stock and Series E Preferred Stock). Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        We will fix the rights, preferences and privileges of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file with the SEC the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series C Redeemable Convertible Preferred Stock

        The Series C Preferred Stock votes together with the common stock as a single class on all matters, including the election of directors, except as otherwise required by law. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of whole shares of common stock into which such share of Series C Preferred Stock is convertible (calculated by aggregating all shares of Series C Preferred Stock held by each record holder and rounding the number of shares of common stock issuable upon their conversion down to the nearest whole share).

        The Series C Preferred Stock ranks senior to the common stock and the Series E Preferred Stock with respect to rights upon the liquidation, dissolution or winding up of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or other deemed liquidation event, each share of Series C Preferred Stock will be entitled to be paid an amount equal to the greater of (i) the original issue price of $248.794, plus any accrued but unpaid dividends or (ii) the amount that would have been payable if such share of Series C Preferred Stock had been converted to shares of common stock immediately prior to such liquidation event. Each share of Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum, based upon the original issue price of $248.794, payable in equal quarterly installments in cash or in shares of common stock, at our option. The Series C Preferred Stock is convertible into shares of common stock, at a conversion price equal to $0.2343 per share (as of November 9, 2018, and subject to future adjustments). As of November 9, 2018, the outstanding shares of our Series C Preferred Stock were convertible into an aggregate of 2,782,075 shares of our common stock. The Series C Preferred Stock has customary redemption rights at the election of either us or the holder thereof as well as weighted average anti-dilution protection.

Series E Convertible Preferred Stock

        The Series E Preferred Stock has no voting rights, except as otherwise required by law. The Series E Preferred Stock ranks senior to the common stock with respect to rights upon the liquidation, dissolution or winding up of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or other deemed liquidation event, each share of Series E Preferred Stock will be entitled to be paid an amount, after any amount that is required to be paid to the holders of Series C Preferred Stock, equal to the greater of (i) 125% of the applicable conversion amount of the Series E Preferred Stock on such date or (ii) the amount that would have been payable if such share of Series E Preferred Stock had been converted to shares of common stock immediately prior to such liquidation event. Each share of Series E Preferred Stock is convertible into $1,000 worth of shares of common stock, at a conversion price equal to $2.31 per share (as of November 16, 2018, and subject to adjustment under certain conditions). The Company is required to redeem the Series E Preferred Stock for cash (or, subject to certain conditions, at the Company's option, in common stock or a combination of cash and common stock) in thirteen monthly installments of $2.693 million each from May 2019 through May 2020. Common stock used for redemptions will generally be valued based on a discounted VWAP formula. As of November 16, 2018, the outstanding shares of our Series E Preferred Stock were convertible into an aggregate of 15,151,516 shares of our common stock.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

        Certificate of Incorporation and Bylaws.    Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

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  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  divide our board of directors into three classes;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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  provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

        The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Shareholder Rights Plan

        We have a shareholder rights plan, the purpose of which is, among other things, to enhance our board's ability to protect stockholder interests and to ensure that stockholders receive fair treatment in the event any coercive takeover attempt of the Company is made in the future. The shareholder rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of our common stock. The following summarizes material terms of the shareholder rights plan and the associated preferred share purchase rights. This description is subject to the detailed provisions of, and is qualified by reference to, the shareholder rights agreement which has been filed as an exhibit to our Registration Statement on Form 8-A dated June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed on May 6, 2011, the Amendment No. 2 to Form 8-A filed on March 19, 2012, the Amendment No. 3 to Form 8-A filed on March 26, 2012, the Amendment No. 4 to Form 8-A filed on February 13, 2013, the Amendment No. 5 to Form 8-A filed on May 20, 2013, the Amendment No. 6 to Form 8-A filed on December 19, 2016, the Amendment No. 7 to Form 8-A filed on December 21, 2016, the Amendment No. 8 to Form 8-A filed on April 5, 2017 and the Amendment No. 9 to Form 8-A filed on July 21, 2017.

        Each outstanding share of our common stock evidences one preferred share purchase right. Under the terms of the shareholder rights agreement, each preferred share purchase right entitles the registered holder to purchase from us one ten-thousandth of a share (each, a "unit") of our Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of $6.50 per unit, subject to adjustment. Initially, the preferred share purchase rights are not exercisable and are attached to and trade with all shares of common stock. The preferred share purchase rights will separate from the common stock and will become exercisable upon the earlier of:

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  the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder, or

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  the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of common stock.

        With respect to any person who beneficially owned 15% or more of the outstanding shares of common stock as of June 23, 2009, such person's share ownership will not cause the preferred share purchase rights to be exercisable unless:

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  such person acquires beneficial ownership of shares of common stock representing more than an additional 0.5% of the outstanding shares of common stock held by such person as of June 23, 2009; or

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  if after June 23, 2009 such person reduces its beneficial ownership of shares of common stock and such person subsequently acquires beneficial ownership of more than an additional 0.5% of the common stock.

        In the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, proper provision will be made so that each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "subscription right") upon exercise, in lieu of a number of units, that number of shares of our common stock (or, in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the preferred share purchase rights, units of preferred stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the preferred share purchase rights.

        In the event that, at any time following the date that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock:

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  we consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation;

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  any person consolidates with the Company, or merges with and into the Company and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

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  50% or more of our assets or earning power is sold, mortgaged or otherwise transferred,

each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "merger right"), upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the preferred share purchase rights. The holder of a preferred share purchase right will continue to have this merger right whether or not such holder has exercised its subscription right. Preferred share purchase rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the shareholder rights agreement) become null and void.

        The preferred share purchase rights may be redeemed in whole, but not in part, at a price of $0.001 per preferred share purchase right (payable in cash, common stock or other consideration deemed appropriate by the board of directors) by the board of directors only until the earlier of:

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  the time at which any person becomes an acquiring person; or

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  the expiration date of the shareholder rights agreement.

        Immediately upon the action of the board of directors ordering redemption of the preferred share purchase rights, the preferred share purchase rights will terminate and thereafter the only right of the holders of preferred share purchase rights will be to receive the redemption price.

        The shareholder rights agreement requires an independent committee of the board of directors to review at least once every three years whether maintaining the shareholder rights agreement continues to be in the best interests of our stockholders.

        The shareholder rights agreement may be amended by the board of directors in its sole discretion at any time prior to the time at which any person becomes an acquiring person. After such time the board of directors may, subject to certain limitations set forth in the shareholder rights agreement, amend the shareholder rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of preferred share purchase rights holders (excluding the interests of an acquiring person or its associates or affiliates). In addition, the board of directors may at any time prior to the time at which any person becomes an acquiring person, amend the shareholder rights agreement to lower the threshold at which a person becomes an acquiring person to not less than the greater of:

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  the sum of 0.001% and the largest percentage of the outstanding common stock then owned by any person; and

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  10%.

        Until a preferred share purchase right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the preferred share purchase rights become exercisable for units, our other securities, other consideration or for common stock of an acquiring company.

        The preferred share purchase rights will expire at the close of business on June 23, 2019, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

Plug Power Inc.

PROSPECTUS

November 23, 2018